                                                       UNITED STATES
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549

                                                         FORM 8-K

                                                      CURRENT REPORT
                                            Pursuant to Section 13 OR 15(d) of
                                            The Securities Exchange Act of 1934

                             Date of Report (Date of earliest event reported) November 5, 2004

                                                   U.S. Can Corporation
                                  (Exact name of registrant as specified in its charter)

                        Delaware                                   1-13678                           06-1094196
              (State or other jurisdiction                 (Commission File Number)                (IRS Employer
                   of incorporation)                                                            Identification No.)

   700 East Butterfield Road, Suite 250, Lombard, IL                                                   60148
        (Address of principal executive offices)                                                     (Zip Code)

                             Registrant's telephone number, including area code (630) 678-8000

                              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the
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         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                         INFORMATION TO BE INCLUDED IN THE REPORT

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Item 2.02  Results of Operations and Financial Condition.

         As announced in a press release dated November 5, 2004, U.S. Can Corporation (the "Company") expects to file its
Form 10-K/A for the year ended December 31, 2003, Form 10-Q/A for the quarter ended April 4, 2004 and its Form 10-Q for the quarter ended July 4, 2004 on or before November 19, 2004 (the "Prior Periods").  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01  Other Events

         On November 5, 2004, the Company issued a press release (the "Press Release") regarding its restated financial statements for the Prior Periods.  The full text of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         As previously announced on September 30, 2004, the Company is restating its financial statements for the years
ended December 31, 2002 and 2003 and subsequent interim periods.   The Company has delayed the filing of its quarterly
report for the quarter ended July 4, 2004 as a result of an ongoing internal review being conducted by the audit committee of the Board of Directors of the Company and its independent advisors to address accounting and financial reporting issues relating to the operations of its manufacturing facility in Laon, France. The Company has been in consultation with its independent Accountants, Deloitte & Touche, LLP during this review process.

         The Company has dedicated significant resources, and worked with its independent auditors, in order to complete its audited and restated financial statements and related periodic reports for the Prior Periods.  Despite the significant work completed to date, the Company will not be in a position to file audited and restated financial statements and related periodic reports for the Prior Periods by November 5, 2004 as previously announced.  The Company now expects that it will file the audited and restated financial statements and related periodic reports for the Prior
Periods on or prior to November 19, 2004.  The Company's expectation as to timing of  these filings, however, is subject to change.  Until  its work and the related audit work by Deloitte & Touche, LLP is completed, the Company cannot be certain that no additional revisions will be necessary.

         Based on the Company's work to date, the preliminary unaudited financial results for the Prior Periods are set forth in Appendix I to the Press Release.

         As previously disclosed, on October 1, 2004 the Company entered into an amendment to its senior credit facility in which the lenders agreed, among other things, to waive certain events default if the Company furnished required information to the lenders by November 5, 2004.  The Company has furnished the required financial information to the lenders in accordance with the amendment and is currently in compliance with all of its covenants under that credit facility.

         The principal estimated impacts of the restatement reflect the following:

o        Increases in the reported amounts of cost of goods sold, causing corresponding increases in net loss of $5.9 million, $7.8 million and $2.5 million for December 31, 2002, December 31, 2003 and the quarter ended April
              4, 2004 respectively;
o        Decreased working capital, principally as a result of decreased accounts receivable and increased accounts payable and accrued expenses; and
o        Increased short-term borrowings of $5.9 million in the aggregate.

         The Company's published financial statements for the years ended December 31, 2002 and 2003 and subsequent interim periods, including all earnings releases and other communications relating to such time periods, should not be relied upon until the issuance by the Company of its periodic reports for the Prior Periods.

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.         ______________________________________Description of Exhibit______________________________________
-----------         --------------------------------------------------------------------------------------------------
99.1                Press Release dated November 5, 2004 regarding the Company's restated financial statements.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 U.S. CAN CORPORATION

                                                                 By_/s/ Sandra K. Vollman
                                                                   ----------------------
                                                                 Name:  Sandra K. Vollman
                                                                 Title:    Senior Vice President and Chief

                                                                 Financial Officer

Date: November 5, 2004

                                                       EXHIBIT INDEX

Exhibit No.             Description of Exhibit
-----------             ----------------------

99.1                    Press Release dated November 5, 2004 regarding the Company's restated financial statements.